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                                  EXHIBIT 99.1

                Press Release of the Company dated July 17, 1999
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July 17, 1999

                        STATEMENT FROM QUIK-TO-FIX FOODS
                       CONCERNING JULY 16 PRODUCT RECALL

   Quik-To-Fix Foods is voluntarily recalling approximately 600,000 pounds of product because some of the product may have been undercooked.

   The company notified the U.S. Department of Agriculture after a food distributor received word from a customer that a package of the product, beef tips and gravy, contained undercooked meat.

   These products are not sold in super markets, but through food distributors who sell to restaurants, institutional users, and by home delivery. The distributors are thus able to directly notify customers who bought the product.

   The one processing line involved will remain inactive until the company, USDA and an independent third party (a food safety consultant brought in by the company to review the process) are completely satisfied that the process is working properly.

   These actions are being taken so our customers can continue to be sure of our one hundred percent commitment to quality, and that Quik-To-Fix products are safe and wholesome.

For further information contact:
Jim Fuqua
972-699-6652